UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Mandalay Resort Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Proxy Statement

And

Notice Of 2004 Annual

Meeting of Stockholders

Mandalay Resort Group

3950 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Notice of 2004 Annual Meeting of Stockholders

TIME:	10:30 A.M., Las Vegas time, on Tuesday, July 6, 2004

PLACE:	The Islander Ballroom at Mandalay Bay Resort & Casino 3950 Las Vegas Boulevard South Las Vegas, Nevada 89119

ITEMS OF BUSINESS:	•To elect three directors.

•To ratify the appointment of Deloitte & Touche LLP as independent auditors to examine and report on our financial statements for the fiscal year ending January 31, 2005.

•To transact any other business properly brought before the meeting.

WHO MAY VOTE:	You can vote at the meeting or any adjournment(s) of the meeting if you were a stockholder of record at the close of business on May 10, 2004.

ANNUAL REPORT:	A copy of the Annual Report to Stockholders is enclosed.

By Order of the Board of Directors

Michael S. Ensign

Chairman of the Board

Las Vegas, Nevada

May 21, 2004

Mandalay Resort Group

3950 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Proxy Statement

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at our Annual Meeting of Stockholders to be held in the Islander Ballroom at Mandalay Bay Resort & Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada, at 10:30 A.M., Las Vegas time, on Tuesday, July 6, 2004, and at any and all adjournments of the meeting, for the purpose of considering and acting upon the matters referred to in the accompanying Notice of Annual Meeting of Stockholders and more fully discussed below. The terms “we,” “our,” “us,” and “Mandalay,” as used in this proxy statement, refer to Mandalay Resort Group.

This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about May 27, 2004.

Information Concerning the Annual Meeting

What matters will be voted on at the meeting?

At the meeting stockholders will vote on two matters. They are:

•	The election of nominees to serve on our Board of Directors; and

•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending January 31, 2005.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	FOR each of the three nominees named in this proxy statement; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending January 31, 2005.

Who is entitled to vote?

Our stockholders of record as of the close of business on May 10, 2004, the record date for the meeting, are entitled to vote at the meeting or any adjournment(s) of the meeting.

How do I cast my vote?

There are two different ways you may cast your vote. You can vote by:

•	marking, signing and dating a proxy card and returning it in the envelope provided; or

•	attending the meeting (if you are the registered owner of your shares, or, if your shares are held through a broker, bank or other nominee, you must bring to the meeting a copy of a brokerage statement reflecting your stock ownership as of May 10, 2004).

If I have given a proxy, how do I revoke that proxy?

Your presence at the meeting will not revoke any proxy you may have given. However, you may revoke your proxy (to the extent it has not already been voted at the meeting) if you:

•	give written notice of the revocation to Mandalay’s Corporate Secretary, Yvette E. Landau, at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, which will not be effective until it is received;

•	submit a properly signed proxy with a later date; or

•	vote in person at the meeting (if your shares are registered directly on Mandalay’s books and not held through a broker, bank, or other nominee).

How will my proxy be voted?

If your proxy in the accompanying form is properly executed, returned to and received by us prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” each of the nominees named in the proxy, and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending January 31, 2005.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Under rules currently in effect, brokerage firms and nominees that are members of the New York Stock Exchange have the authority under the exchange’s rules to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the meeting. Under these rules, the election of directors and ratification of the appointment of Deloitte & Touche LLP as our independent auditors are considered to be “routine” matters. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or attend the meeting and vote the shares yourself.

How many votes are needed to elect directors?

The three nominees receiving the highest number of “FOR” votes will be elected as directors. This is referred to as a plurality.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominee designated by our Board of Directors.

How many votes are needed to ratify the selection of Deloitte & Touche LLP to examine and report on our financial statements for the fiscal year ending January 31, 2005?

The approval of this proposal requires that the number of shares voted “FOR” the proposal exceed the number of shares voted “AGAINST” the proposal.

Are dissenters’ rights applicable to either of the matters to be voted on at the meeting?

No. Dissenters’ rights do not apply to either matter.

Who will count the vote?

Representatives of Wells Fargo Bank Minnesota, National Association, our transfer agent, will tabulate the votes cast at the meeting.

What does it mean if I get more than one proxy card?

If you have your shares registered in multiple accounts with one or more brokers and/or our transfer agent, you will receive more than one card. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

How many shares can be voted?

As of May 10, 2004, the record date for the meeting, 67,463,570 shares of Mandalay common stock were issued and outstanding. Every holder of Mandalay common stock is entitled to one vote for each share held of record on the record date.

What is a “quorum”?

A “quorum,” for purposes of the meeting, means a majority of the shares of Mandalay common stock outstanding on the record date. This quorum of our shares must be present at the meeting in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Abstentions:  Abstentions are not counted in the tally of votes “FOR” or “AGAINST” a proposal. A “WITHHELD” vote is the same as an abstention. Abstentions and withheld votes are counted as shares present at the meeting for purposes of determining the presence of a quorum.

Broker Non-Votes:  Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares, and (2) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will not affect the outcome of either of the matters being voted upon at the meeting, but will be counted as shares present and entitled to be voted for purposes of determining the presence of a quorum.

Who can attend the Annual Meeting?

All stockholders of Mandalay who owned shares on May 10, 2004 can attend. Just check the box on your proxy and bring the Admission Ticket included in your proxy statement with you to the meeting.

Please note that the Admission Ticket will be required in order to obtain admission to the meeting. Accordingly, the Admission Ticket should not be returned with your proxy. If your shares are held in a brokerage account, you will also need to bring a copy of your brokerage account statement (which you can obtain from your broker) reflecting your stock ownership as of May 10, 2004.

How will voting on any other business be conducted?

We do not know of any business to be considered at the meeting other than the proposals described in this proxy statement. However, if any other business is presented at the meeting, a proxy in the accompanying form will give authority to Michael S. Ensign and Yvette E. Landau to vote on such matters at their discretion and they intend to do so in accordance with their best judgment on any such matter.

Who will pay the cost of this proxy solicitation and how will the solicitation be conducted?

Mandalay will pay the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing, assembling and mailing material in connection with the solicitation. In addition to the use of the mail, Mandalay’s directors, executive officers and employees may solicit proxies personally or by telephone or telegraph. Mandalay has also hired Altman Group, Inc. to assist in the solicitation of votes at an estimated cost of $5,500, plus its out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Item 1 - Election of Directors and Nominee Biographies

What is the makeup of the Board of Directors?

Our Board of Directors has not less than six and not more than 11 members as determined from time to time by the Board of Directors. The directors, which currently number nine, are divided into three classes, with each class serving for a three-year period. The stockholders elect the members of one of the three classes each year. Each individual who is currently serving as a member of the Board of Directors other than Harold J. Phillips and Jeffrey D. Benjamin was elected to his or her current term by our stockholders. Mr. Phillips, a certified public accountant, was elected by the Board of Directors on December 5, 2002 to fill the vacancy created by the Board’s increase of the number of members from eight to nine and Mr. Benjamin was elected by the Board of Directors on March 3, 2004 to fill the vacancy created by the retirement from the Board of Arthur H. Bilger.

Is there any member of the class of directors to be elected at the meeting who is not standing for re-election?

No. Each incumbent director whose term expires this year has been nominated for election to serve for an additional three-year term and has agreed to serve if elected.

Who are the Board’s nominees this year?

William E. Bannen, Jeffrey D. Benjamin and Rose McKinney-James are our nominees for election to the Board of Directors. Each nominee, if elected, would hold office until our 2007 annual meeting of stockholders and until his or her successor is elected and qualified.

What is the background of this year’s nominees?

WILLIAM E. BANNEN, M.D.

Director since 1998

Age 54

•	Vice President of Nevada Health Care Management, a division of Anthem Blue Cross Blue Shield (“Blue Cross Nevada”), since January 2000
•	Vice President of Blue Cross Nevada from January 1998 until January 2000
•	Medical Director with Blue Cross Nevada since 1991
•	Director - Network Administration and Health Management with Blue Cross Nevada since 1993
•	Current positions with Blue Cross Nevada include responsibility for medical quality, provider relations and medical management in the State of Nevada
•	Chairman of the Compensation Committee, and a member of the Audit Committee, of Mandalay’s Board of Directors

JEFFREY D. BENJAMIN

Director since 2004

Age 42

•	Senior Advisor to Apollo Management, L.P., an investment management firm, since September 2002
•	Managing Director of Libra Securities LLC from January 2002 until September 2002
•	Co-CEO of US Bancorp Libra from January 1999 until January 2002
•	Member of the Board of Directors:
•	Chiquita Brands International Inc.
•	McLeod USA, Inc.
•	Dade Behring Holdings, Inc.
•	NTL Incorporated

ROSE McKINNEY-JAMES

Director since 1999

Age 52

•	Principal - Energy Works Consulting LLC since March 2002
•	President - Brown & Partners, a public relations firm, from August 2001 until February 2002
•	President - Government Affairs of Faiss Foley Merica, a public relations and government affairs firm, from May 2000 until June 2001
•	President and Chief Executive Officer of the Corporation for Solar Technology and Renewable Resources, a not-for-profit corporation engaged in the development of solar technology, from January 1996 until May 2000
•	Director of the Nevada Department of Business and Industry, which has administrative oversight of 29 state regulatory agencies, boards and commissions, from October 1993 until December 1995
•	Member of the Nevada Public Service Commission from January 1989 until October 1993
•	Chairperson of the Diversity Committee, and a member of the Compensation Committee, of Mandalay’s Board of Directors

Biographies of Directors Not Standing For Election This Year

Our incumbent directors whose terms expire in 2005 are:

WILLIAM A. RICHARDSON

Director since 1995

Age 57

•	Vice Chairman of the Board of Mandalay since June 18, 1998
•	Member of the Board of Directors of Mandalay since June 1, 1995
•	Executive Vice President of Mandalay from June 1, 1995 until June 18, 1998
•	Involved in an executive capacity in the management and operations of the entities we refer to as the “Gold Strike Entities” for a period of more than five years prior to Mandalay’s acquisition of those entities and their hotel and casino properties in June 1995

DONNA B. MORE

Director since 1998

Age 46

•	President of More Law Group, P.C., a Chicago, Illinois law firm, since January 2001 and a member of such firm since May 2000
•	Partner in the Chicago, Illinois law firm of Freeborn & Peters from July 1994 until May 2000
•	Chief Legal Counsel for the Illinois Gaming Board, where she participated in the development and administration of the regulatory process for riverboat casinos in Illinois, from November 1990 until July 1994
•	Assistant United States Attorney, Criminal Division of the United States Attorney’s Office for the Northern District of Illinois from May 1989 until November 1990
•	Chairperson of the Nominating/Corporate Governance Committee, and a member of the Diversity Committee, of Mandalay’s Board of Directors
•	Member of the Board of Directors:
•	WMS Industries, Inc.

HAROLD J. PHILLIPS

Director since 2002

Age 56

•	Audit Partner with Moss Adams LLP, Certified Public Accountants, for a period of more than five years
•	Chairperson of the Audit Committee, and a member of the Nominating/Corporate Governance Committee, of Mandalay’s Board of Directors

Our incumbent directors whose terms expire in 2006 are:

MICHAEL S. ENSIGN

Director since 1995

Age 66

•	Chairman of the Board and Chief Executive Officer of Mandalay since January 16, 1998
•	Chief Operating Officer of Mandalay since June 1, 1995
•	Vice Chairman of the Board of Mandalay from June 1, 1995 until January 16, 1998
•	Involved in an executive capacity in the management and operations of the entities we refer to as the “Gold Strike Entities” for a period of more than five years prior to Mandalay’s acquisition of those entities and their hotel and casino properties in June 1995

GLENN W. SCHAEFFER

Director since 1996

Age 50

•	President and Chief Financial Officer of Mandalay since June 1, 1995
•	Treasurer of Mandalay from June 1, 1995 until June 26, 2003
•	Member of the Board of Directors of Mandalay since March 4, 1996
•	Involved in an executive capacity in the management and operations of the entities we refer to as the “Gold Strike Entities” from 1993 until Mandalay’s acquisition of those entities and their hotel and casino properties in June 1995
•	President of Mandalay from June 1991 until February 1993
•	Chief Financial Officer and a director of Mandalay from 1984 until February 1993

MICHAEL D. McKEE

Director since 1996

Age 58

•	Vice Chairman and Chief Operating Officer of The Irvine Company, a real estate development and investment company, since June 2001
•	Vice Chairman and Chief Financial Officer of The Irvine Company from July 1999 until June 2001
•	Executive Vice President and Chief Financial Officer of The Irvine Company from December 1997 until July 1999
•	Executive Vice President and Chief Legal Officer of The Irvine Company from April 1994 until December 1997
•	Partner in the law firm of Latham & Watkins from 1987 until April 1994
•	Member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of Mandalay’s Board of Directors
•	Member of the Board of Directors:
•	Health Care Property Investors, Inc.
•	Realty Income Corporation

Executive Officers Other Than Nominees and Directors

Each of our executive officers serves in that capacity at the pleasure of our Board of Directors. Set forth below is information concerning each of the individuals (other than those who are also directors of Mandalay) currently serving as our executive officers.

YVETTE E. LANDAU

Age 47

•	Vice President, General Counsel and Secretary of Mandalay since June 1996
•	Member of the Executive Committee of the Circus and Eldorado Joint Venture, in which Mandalay owns a 50% interest
•	Member of the Management Committee of Detroit Entertainment, L.L.C., in which Mandalay owns a 53.5% interest
•	Associate General Counsel of Mandalay from January 1993, when she joined Mandalay, until June 1996
•	Private practice of law in Phoenix, Arizona as a partner in the law firm of Snell & Wilmer from 1984 until January 1993

LES MARTIN

Age 47

•	Vice President and Chief Accounting Officer of Mandalay since June 1997
•	Corporate Controller of Mandalay since November 1994
•	Treasurer of Mandalay since June 26, 2003
•	Manager of Financial Reports of Mandalay from April 1984, when he joined Mandalay, until June 1997
•	Certified Public Accountant with a national public accounting firm prior to joining Mandalay

Compensation of Directors

Any director who is also an employee of Mandalay or one of its subsidiaries is not separately compensated for his or her services as a director.

Each director who is not an employee of Mandalay or one of its subsidiaries receives $45,000 each year for his or her services as a director. Each nonemployee director also receives $1,500 for each meeting of the Board he or she attends and $1,000 ($1,500 in the case of the committee chairperson) for each meeting of a committee of the Board attended. They are also reimbursed for out-of-pocket expenses associated with attending meetings.

In the past, each of Mandalay’s nonemployee directors has received as part of his or her compensation for serving as a director an annual award of options to purchase 10,000 shares of Mandalay common stock that vested over a three-year period. On July 17, 2003, in lieu of stock options, each of the individuals then serving as a nonemployee director, William E. Bannen, Arthur H. Bilger, Rose McKinney-James, Michael D. McKee, Donna B. More and Harold J. Phillips, received a restricted stock award of 4,050 shares of Mandalay common stock. The closing price of our common stock on the New York Stock Exchange Composite Tape on the date of the grants was $33.54 per share. Each award provides for the vesting of 1,350 of the shares on June 26, 2004, an additional 1,350 of the shares on June 26, 2005 and the remaining 1,350 shares on June 26, 2006, provided that on each such date the recipient of the award is still serving as a member of the Board of Directors. If the recipient of an award ceases to be a member of the Board of Directors prior to the vesting of all of the restricted stock awarded to him or her, the shares that have not vested on the date the recipient ceases to be a director will be forfeited on that date. The shares may not be sold, pledged or otherwise disposed of by the recipient prior to the date they vest, but the recipient is entitled to vote the shares and to receive any dividends or other distributions paid or made with respect to the shares prior to vesting, subject to the termination of these rights upon forfeiture of the shares.

Board Committees and Meeting Attendance

Our Board of Directors has four committees. They are the Audit, Compensation, Nominating/Corporate Governance and Diversity Committees. The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Each committee reports its actions to the full Board at the Board’s next regular meeting. A description of the principal duties of each committee follows the table below. For additional information concerning these committees, see “Corporate Governance.”

Committee Membership and Meetings Held in Fiscal 2004

Name	Audit*	Compensation*	Nominating/ Corporate Governance*	Diversity

Michael S. Ensign

William A. Richardson

Glenn W. Schaeffer

William E. Bannen	X	X**

Jeffrey D. Benjamin

Rose McKinney-James		X		X**

Michael D. McKee	X	X	X

Donna B. More			X**	X

Harold J. Phillips	X**		X

Number of Meetings in Fiscal 2004***	4	4	0	5

X	Member
*	Each member of this committee has been affirmatively determined by the Board of Directors to be “independent” as the term “independence” is defined in Section 303A.02 of the New York Stock Exchange listing standards, and each member of the Audit Committee is also “independent” within the meaning of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.
**	Chairperson
***	The Board of Directors held 10 meetings in fiscal 2004. Each director attended at least 75% of the meetings of the Board and its committees of which he or she was a member held during fiscal 2004.

The Audit Committee:

•	Is responsible for the appointment, compensation, retention, and oversight of our independent auditors, including the pre-approval of all permitted non-audit services to be performed by our independent auditor and the fees for such service;

•	At least annually reviews a report from our independent auditor relating to the firm’s independence and quality of its internal controls, and evaluates our independent auditor’s qualifications, performance, and independence;

•	In consultation with management and our independent auditor, reviews the results of the annual financial audit and limited quarterly reviews of our financial statements, significant findings thereof, and any other matters required to be communicated by the independent auditors under Generally Accepted Auditing Standards;

•	Reviews the internal audit function, including the internal audit reporting relationships, and the internal audit plan, and discusses with the internal auditor, at least annually, the responsibilities, budget, and staffing of the internal audit function; and

•	Reviews major issues as to the adequacy of our internal controls and any audit steps taken in light of material control deficiencies.

The Compensation Committee:

•	Annually reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and objectives, and determines and approves his compensation level based on the committee’s evaluation;

•	Makes recommendations to the Board of Directors with respect to compensation for our directors and our executive officers other than the Chief Executive Officer;

•	Makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans; and

•	Administers our executive officers’ bonus plan and our stock option and stock incentive plans.

The Nominating /Corporate Governance Committee:

•	Evaluates and presents to the Board for its consideration candidates to fill positions on the Board; and

•	Reviews our corporate governance guidelines and recommends to the Board of Directors changes the committee determines are appropriate; and

•	Reviews proposed changes in, and where appropriate proposes changes with respect to, our governing instruments, including our certificate of incorporation and bylaws as these documents relate to corporate governance matters.

The Diversity Committee:

•	Reviews and recommends policies to encourage the inclusion of persons from all backgrounds in employment, purchasing and development.

Corporate Governance

In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange (“NYSE”) has recently adopted changes to its corporate governance and listing requirements.

Director Independence

In accordance with the recently adopted changes to the listing requirements of the NYSE, the Board of Directors has made an affirmative determination as to the independence of the Board’s nonemployee directors. The standards applied by the Board in affirmatively determining whether a director is “independent,” in compliance with the rules of the NYSE, are comprised, in part, of those objective standards set forth in the new corporate governance rules of the NYSE, which generally provide that (a) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer of Mandalay, would not be independent for a period of three years after termination of such relationship; (b) a director who receives, or whose immediate family member receives as an executive officer of Mandalay, more than $100,000 per year in direct compensation from Mandalay, except for certain permitted payments (e.g., compensation for services as a director of Mandalay), would not be independent for a period of three years after ceasing to receive such amount; (c) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Mandalay would not be independent until a period of three years after the termination of such relationship; (d) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Mandalay’s present executives serve on the other company’s compensation committee would not be independent for a period of three years after the end of such relationship, and (e) a director who is an executive officer or employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from, Mandalay for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent until a period of three years after falling below such threshold. Under the new transition provisions applicable to the NYSE rules, each of the aforementioned three-year waiting periods is only one year until November 4, 2004, when the full three-year waiting periods will become appliable. In addition to the objective standards in the NYSE’s rules, and in compliance with NYSE rules, the Board of Directors has adopted a general standard that no director will be considered independent who has any other material relationship with Mandalay that could interfere with the director’s ability to exercise independent judgment. The Board of Directors exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with Mandalay.

The Board of Directors, in applying the standards described in the preceding paragraph, has affirmatively determined that Mandalay’s current “independent” directors are: William E. Bannen, Jeffrey D. Benjamin, Michael D. McKee, Rose McKinney-James, Donna B. More and Harold J. Phillips. As part of the Board’s process in making the determination, each director being evaluated provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he or she has no other “material relationship” with Mandalay that could interfere with his or her ability to exercise independent judgment.

When the aforementioned three-year waiting period becomes applicable on November 4, 2004, Harold J. Phillips will cease to be independent under the NYSE’s new objective standards until February 1, 2005. Mr. Phillip’s son-in-law is employed by an office of KPMG which has never done any work on any Mandalay account. However, Mandalay’s independent auditor, Deloitte & Touche LLP, relied on an audit by KPMG of the financial statements of Mandalay’s 53%-owned Detroit joint venture in connection with its reaudit of Mandalay’s consolidated financial statements for the years ended January 31, 2001 and 2002 after Deloitte replaced Arthur Andersen LLP as Mandalay’s independent auditor. Deloitte has not subsequently relied on the audit of KPMG. Accordingly, on February 1, 2005, Mr. Phillips should again satisfy the objective independence requirements of the NYSE, absent the occurrence of another event that would preclude his independence. During the period from November 4, 2004 through January 31, 2005, Mr. Phillips will not serve on any committee of Mandalay’s Board of Directors in contravention of applicable rules of the NYSE or the Securities and Exchange Commission relating to membership on such committees.

Independent Directors

•	Of the nine members of Mandalay’s Board of Directors, six have been determined to meet the NYSE’s standards for independence, thus satisfying the NYSE’s requirement that a majority of the directors be independent. See “Director Independence” above.

Audit Committee

•	All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence” above.

•	The Board of Directors has determined that all of the members of the Audit Committee are financially literate. Further, the Board of Directors has determined that Harold J. Phillips and Michael D. McKee possess accounting or related financial management expertise, within the meaning of the listing standards of the NYSE, and each is an audit committee financial expert within the meaning of applicable rules of the Securities and Exchange Commission (“SEC”).

•	The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. The charter is reproduced as Appendix A to this proxy statement. Copies of the charter can be obtained free of charge from Mandalay’s Web site, www.mandalayresortgroup.com or by sending a written request to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: General Counsel.

•	Deloitte & Touche LLP, Mandalay’s independent auditors, reports directly to the Audit Committee.

•	The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and Mandalay’s independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

•	The Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.

•	Mandalay’s chief internal auditor reports periodically throughout the year directly to the Audit Committee.

Compensation Committee

•	All members of the Compensation Committee have been determined to meet the appropriate NYSE standards for independence. See “Director Independence” above. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended.

•	The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from Mandalay’s Web site, www.mandalayresortgroup.com or by sending a written request to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: General Counsel.

Nominating/Corporate Governance Committee

•	All members of the Nominating/Corporate Governance Committee have been determined to meet the NYSE standards for independence. See “Director Independence” above.

•	The Nominating/Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from Mandalay’s Web site, www.mandalayresortgroup.com or by sending a written request to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: General Counsel.

Consideration of Candidates for Board Membership

The Nominating/Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify Yvette E. Landau, General Counsel, Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119 in writing and include whatever supporting material the stockholder considers appropriate.

Once the Nominating/Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, the Committee will then evaluate the prospective nominee against the standards and qualifications set out in Mandalay’s Corporate Governance Guidelines, including:

•	the suitability of the prospective nominee to serve on the Board under applicable criteria of the state and local gaming authorities that exercise regulatory authority over Mandalay;

•	the prospective nominee’s standards of personal and professional ethics and integrity and independence of judgment;

•	the prospective nominee’s ability to dedicate sufficient time and attention to the diligent performance of his or her duties as specifically set out in Mandalay’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the familiarity of the prospective nominee with corporate governance and the responsibilities of directors of public companies.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, one or more members of the Committee interview the prospective nominee, and if warranted, others, as appropriate, interview a prospective nominee in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Corporate Governance Guidelines

•	Mandalay has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. Copies of the guidelines can be obtained free of charge from Mandalay’s Web site, www.mandalayresortgroup.com or by sending a written request to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: General Counsel.

Codes of Business Conduct and Ethics

•	Management has adopted a Code of Ethics for Senior Officers, violations of which may be reported to the Audit Committee. Copies of the code, which is applicable to Mandalay’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and any persons from time to time performing similar functions, can be obtained free of charge from Mandalay’s Web site, www.mandalayresortgroup.com or by sending a written request to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: General Counsel.

•	Mandalay has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees that includes provisions ranging from conflicts of interest to fair dealing. All employees are required to affirm in writing their acceptance of the code. Copies of the code can be obtained free of charge from Mandalay’s Web site, www.mandalayresortgroup.com or by sending a written request to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: General Counsel.

•	Mandalay intends to post amendments to or waivers from its Code of Business Conduct and Ethics for Directors, Officers and Employees (to the extent applicable to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any person from time to time performing similar functions) or to the Code of Ethics for Senior Officers on its web site, www.mandalayresortgroup.com.

Personal Loans to Executive Officers and Directors

Mandalay complies with and will operate in a manner consistent with enacted legislation prohibiting extensions of credit in the form of a personal loan to or for its directors and executive officers.

Directors’ Attendance at Annual Meetings of Stockholders

It is the policy of Mandalay’s Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors attended Mandalay’s 2003 Annual Meeting of Stockholders.

Communication With the Board of Directors

A stockholder who wishes to communicate with the Board of Directors, or specific individual directors, including any individual non-management director or the non-management directors as a group, may do so by directing a written request addressed to such director(s) in care of Yvette E. Landau, General Counsel, Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119. Communications directed to members of the Board of Directors will be reviewed, sorted and summarized by the General Counsel, and forwarded to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of such member(s). Any communication so withheld will nevertheless be made available to any director who wishes to review it.

Item 2 - Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as Mandalay’s independent auditors for the fiscal year ending January 31, 2005. Although not required by law or otherwise, the appointment is being submitted to the stockholders for ratification as a matter of corporate policy.

We anticipate that a representative of Deloitte will be present at the meeting and, if present, this representative will be given the opportunity to make a statement if he or she desires to do so. We also anticipate that this representative will be available to respond to appropriate questions from stockholders.

On May 14, 2002, the Board of Directors selected Deloitte as Mandalay’s independent auditors for the fiscal year ending January 31, 2003. The selection of Deloitte was recommended to the Board of Directors by its Audit Committee, and the selection was ratified by the stockholders at our 2002 annual meeting of stockholders. Deloitte was selected as our auditor in 2002 to replace Arthur Andersen LLP (“Andersen”), an international firm of certified public accountants, which had audited Mandalay’s financial statements since 1980.

The decision to change auditors was not the result of any disagreement with Andersen with respect to any reporting or disclosure requirement applicable to Mandalay. The reports of Andersen on Mandalay’s consolidated financial statements for the fiscal years ended January 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During our fiscal years ended January 31, 2002 and 2001 and the interim period from February 1, 2002 through May 14, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the matter in their report. During such fiscal years and interim period there were no “reportable events,” as that term is defined in paragraph (a)(1)(v) of Item 304 of Securities and Exchange Commission Regulation S-K. During such fiscal years and interim period Andersen did not advise us that the internal controls necessary for Mandalay to develop reliable financial statements did not exist, or of any material matters with respect to our reports or financial statements or of information that had come to its attention that had led it to no longer be able to rely on our management’s representations, or that made it unwilling to be associated with the financial statements prepared by our management, or that led it to advise us of the need to expand significantly the scope of its audit or that led it to question the fairness or reliability of its previously issued audit reports or the underlying financial statements or any financial statements that may be issued covering any fiscal period subsequent to the date of the most recent financial statements covered by an audit report.

During our fiscal years ended January 31, 2002 and 2001 and the interim period prior to our engagement of Deloitte, we did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Mandalay’s consolidated financial statements, or on any matter on which there was a disagreement with Andersen or which constituted a reportable event, as described above.

On December 9, 2003, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent accountant for Elgin Riverboat Resort – Riverboat Casino, a 50% owned joint venture (“Grand Victoria”), and confirmation of the Audit Committee’s action was communicated to PricewaterhouseCoopers by letter dated December 11, 2003. On December 9, 2003, the Audit Committee also approved the selection of Deloitte as Grand Victoria’s independent auditors for the fiscal year ending December 31, 2003.

The reports of PricewaterhouseCoopers on Grand Victoria’s financial statements for its fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During Grand Victoria’s fiscal years ended December 31, 2002 and 2001 and the interim period from January 1, 2003 through the date of their dismissal (the “Applicable Period”), there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the matter in their report. During such fiscal years and interim period there were no “reportable events,” as that term is defined in paragraph (a)(1)(v) of Item 304 of Securities and Exchange Commission Regulation S-K.

During Mandalay’s fiscal years ended January 31, 2002 and 2003, which are encompassed within the Applicable Period, and the interim period from February 1, 2003 to Grand Victoria’s engagement of Deloitte, neither Mandalay, Grand Victoria nor anyone acting on behalf of either of them consulted Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Grand Victoria’s financial statements, or on any other matter on which there was a disagreement with PricewaterhouseCoopers or which constituted a reportable event, as described above.

The Board of Directors recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 31, 2005.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Auditors

The following table sets forth the aggregate fees paid or accrued for professional services rendered by Deloitte for the audit of Mandalay’s annual financial statements for fiscal 2004 and fiscal 2003 and the aggregate fees paid or accrued for audit-related services, tax services and all other services rendered by Deloitte for fiscal 2004 and fiscal 2003.

		Fiscal 2004	Fiscal 2003
(1)	Audit fees	$1,037,069	$915,300
(2)	Audit-related fees (a)	66,100	102,072
(3)	Tax fees (b)	159,389	88,892
(4)	All other fees	—	—

(a)	Principally audits of the Mandalay Resort Group employees’ profit sharing and investment plan and services with respect to internal controls.

(b)	Principally tax compliance services and tax examination assistance.

All audit services, audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Executive Compensation

Summary Compensation Table

This table indicates, for each of our last three fiscal years, the cash and other compensation paid to our executive officers who are named in the table. In this proxy statement, we sometimes refer to this group of individuals as our “Named Executive Officers.”

		Annual Compensation				Long Term Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(1) $		Restricted Stock Awards ($)	Securities Underlying Options(2) (#)	LTIP Payouts ($)	All Other Compensa- tion ($)

Michael S. Ensign Chairman of the Board and Chief Executive Officer	2004 2003 2002	1,250,000 1,000,000 983,333	1,850,000 1,750,000 800,000	0 0 0		0 0 0	0 0 1,400,000	0 0 0	1,000 875 750	(3)

Glenn W. Schaeffer President and Chief Financial Officer	2004 2003 2002	850,000 825,000 822,252	1,320,000 1,325,000 540,000	0 0 0		0 0 0	0 0 450,000	0 0 0	6,408 6,283 25,194	(4)

William A. Richardson Vice Chairman of the Board	2004 2003 2002	1,100,000 950,000 933,333	1,600,000 1,650,000 740,000	161,334 135,726 0	(5) (6)	0 0 0	0 0 1,400,000	0 0 0	1,000 875 750	(3)

Yvette E. Landau Vice President, General Counsel and Secretary	2004 2003 2002	400,000 333,333 200,000	400,000 412,500 262,500	0 0 0		0 0 0	0 0 166,000	0 0 0	1,000 1,000 1,000	(3)

Les Martin Vice President, Chief Accounting Officer and Treasurer	2004 2003 2002	213,658 197,000 197,177	220,000 160,168 113,832	0 0 0		0 0 0	0 0 59,000	0 0 0	2,572 2,572 6,656	(7)

(1)  Certain of the individuals named in this table received personal benefits that are not reflected in their salary and bonus amounts. Except as indicated in Notes 5 and 6, the value of the personal benefits received by each of these individuals did not, in any of our last three fiscal years, exceed $50,000 or 10% of the individual’s total annual salary and bonus for that fiscal year.

(2)  We have not granted any stock appreciation rights.

(3)  This amount represents a contribution we made to our 401(k) plan for this individual’s benefit.

(4)  Of this amount, $5,408 represents disability insurance premiums we paid for Mr. Schaeffer’s benefit and $1,000 represents a contribution we made to our 401(k) plan for his benefit.

(5)  Of this amount, $159,625 represents the cost to Mandalay of Mr. Richardson’s personal use of its airplanes during the fiscal year ended January 31, 2004.

(6)  Of this amount, $133,848 represents the cost to Mandalay of Mr. Richardson’s personal use of its airplanes during the fiscal year ended January 31, 2003.

(7)  Of this amount, $1,572 represents disability insurance premiums we paid for Mr. Martin’s benefit and $1,000 represents a contribution we made to our 401(k) plan for his benefit.

Option Grants In Last Fiscal Year

During the fiscal year ended January 31, 2004, no stock options or stock appreciation rights were granted to any of our Named Executive Officers.

Aggregated Option Exercises In The Last Fiscal Year And Fiscal Year-End Option Values (1)

This table shows the number and value of stock options exercised in fiscal 2004, and the value of unexercised options held as of the end of fiscal 2004, for each of our Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End(2) ($) Exercisable/ Unexercisable

Michael S. Ensign	2,066,666	43,683,885	0/333,334	0/8,890,018

Glenn W. Schaeffer	450,000	10,666,303	0/150,000	0/4,000,500

William A. Richardson	2,066,666	43,903,642	0/333,334	0/8,890,018

Yvette E. Landau	156,000	2,961,944	0/60,000	0/1,600,200

Les Martin	60,667	1,357,693	0/15,000	0/400,050

(1)    No stock appreciation rights were exercised during fiscal 2004 or held as of January 31, 2004.

(2)    Represents, with respect to each share, the closing price for our common stock on the New York Stock Exchange on January 30, 2004 (the last business day of fiscal 2004), less the exercise price payable for the share.

Executive Officers’ Bonus Plan

We have an Executive Officers’ Bonus Plan which was adopted by our Board of Directors on April 26, 2000 and approved by our stockholders on June 15, 2000.

The Bonus Plan is a performance bonus plan which is designed to provide certain senior executives with incentive compensation based upon the achievement of pre-established performance goals. The Bonus Plan is intended to provide an incentive for superior work and to motivate participating officers toward even higher achievement and business results, to tie their goals and interests to those of Mandalay and its stockholders and to enable Mandalay to attract and retain highly qualified executive officers. Executive officers at the level of vice president or above may be eligible to participate in the Bonus Plan. Prior to, or at the time of, establishment of the performance objectives for a performance period, which will generally be the fiscal year, the Committee designated under the Bonus Plan (currently the Compensation Committee (the “Committee”)) designates the specific executive officers who will participate in the Bonus Plan for that performance period. Messrs. Ensign, Schaeffer and Richardson participated in the Bonus Plan for the fiscal year ended January 31, 2004 and have been designated to participate in the Bonus Plan for the fiscal year ending January 31, 2005.

The Bonus Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as that section relates to performance-based compensation. Section 162(m) generally limits to $1,000,000 the amount of tax deductible compensation that may be paid by Mandalay in a fiscal year to each of the officers named in the compensation table of its proxy statement for that fiscal year. At the beginning of each performance period and subject to the requirements of Section 162(m), the Committee establishes performance goals, specific performance objectives and objectively determinable computation formula or methods for determining each participant’s bonus under the Bonus Plan for that performance period. The performance goals may include any one or more of the following corporate business criteria: stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, productivity or any variations of the preceding criteria. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may include a participant’s attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility.

At or after the end of each performance period, the Committee is required by the terms of the Bonus Plan to certify in writing whether the pre-established performance goals and objectives have been satisfied in such performance period. The actual bonus award for any participant for a performance period will then be determined based upon the pre-established computation formulae or methods. In no event will any bonus award for any fiscal year exceed the lesser of 150% of the participant’s annual base salary as in effect at the beginning of the fiscal year or $2,500,000. The Committee has no discretion to increase the amount of any participant’s bonus under the Bonus Plan as so determined, but may reduce the amount of, or totally eliminate, the bonus if the Committee determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant’s performance or unanticipated factors. In no event will the aggregate amount of all bonuses payable in any plan year under the Bonus Plan exceed 10% of Mandalay’s average annual income before taxes during its preceding five fiscal years. The limitations in the Bonus Plan on the Committee’s discretion to award bonuses do not, however, limit the Committee’s ability to award additional bonuses outside the Bonus Plan.

Approved awards under the Bonus Plan are payable in cash as soon as is practicable after the end of each performance period and after the Committee has certified in writing that the relevant performance goals were achieved. Awards that are otherwise payable to a participant who is not employed by Mandalay as of the last day of a performance period will be prorated or eliminated pursuant to specified provisions of the Bonus Plan. A participant will recognize ordinary taxable income upon receipt of payments under the Bonus Plan.

Pension Plan

The following table shows the estimated annual benefits payable to “Tier I” participants under Mandalay’s Supplementary Executive Retirement Plan (the “SERP”) at normal retirement (which is age 65), based on years of service credited under the SERP and the participant’s final compensation, as determined under the SERP. The amounts payable to “Tier I” participants represent the highest level of benefits available under the SERP.

Estimated Annual Benefits Upon Retirement at Age 65 After Completion of the Following Years of Service*

Remuneration**	Years of Service
	Less than 4	4 or 5	6 or 7	8 or 9	10 or 11	12 or 13	14 or more

$200,000	$0	$40,000	$50,000	$60,000	$80,000	$100,000	$120,000

$450,000	$0	$90,000	$112,500	$135,000	$180,000	$225,000	$270,000

$700,000	$0	$140,000	$175,000	$210,000	$280,000	$350,000	$420,000

$950,000	$0	$190,000	$237,500	$285,000	$380,000	$475,000	$570,000

$1,200,000	$0	$240,000	$300,000	$360,000	$480,000	$600,000	$720,000

$1,450,000	$0	$290,000	$362,500	$435,000	$580,000	$725,000	$870,000

$1,700,000	$0	$340,000	$425,000	$510,000	$680,000	$850,000	$1,020,000

$1,950,000	$0	$390,000	$487,500	$585,000	$780,000	$975,000	$1,170,000

$2,200,000	$0	$440,000	$550,000	$660,000	$880,000	$1,100,000	$1,320,000

$2,450,000	$0	$490,000	$612,500	$735,000	$980,000	$1,225,000	$1,470,000

$2,700,000	$0	$540,000	$675,000	$810,000	$1,080,000	$1,350,000	$1,620,000

$2,950,000	$0	$590,000	$737,500	$885,000	$1,180,000	$1,475,000	$1,770,000

$3,200,000	$0	$640,000	$800,000	$960,000	$1,280,000	$1,600,000	$1,920,000

*The amounts set forth in the table are computed as an annual benefit payable in the form of a straight-life annuity, commencing following the participant’s attainment of age 65, the normal retirement age under the SERP. The benefits listed in the table are not subject to any deduction for Social Security or other offset amounts. The terms of the SERP permit a participant to retire as early as age 55, in which event he or she will be entitled to receive the annual retirement benefit determined as of the actual retirement date, subject to reduction of the benefit (if the date of retirement is before age 60) at the rate of 5% per annum for the period between the retirement date and the participant’s 60th birthday.

**The amount of a participant’s remuneration for purposes of determining benefits under the table is his or her highest annual compensation during any of the last five full calendar years the participant is employed (or such small number of full calendar years if the participant has not worked for five years as the time of terminating his or her employment) or the 12-months period ending on the participant’s termination of employment with Mandalay. Annual compensation for this purpose is the participant’s base salary plus his or her bonus. The SERP limits the amount of bonus that may be taken into account for this purpose to 150% of base salary. A participant is credited with a year of service under the SERP for each period of 12 full months of employment with Mandalay, but service credit for periods prior to enrollment in the plan is limited to ten years.

For purposes of determining their respective benefits pursuant to the SERP, each of our Named Executive Officers will have 14 or more credited years of service if he or she continues to be employed by Mandalay until age 65, the normal retirement age under the SERP. The credited years of service under the SERP for our Named Executive Officers as of January 31, 2004 were as follows:

Name	Credited Years of Service

Michael S. Ensign	14

Glenn W. Schaeffer	14

William A. Richardson	14

Yvette E. Landau	11

Les Martin	14

Certain Transactions

Donna B. More, a member of our Board of Directors, is President and the sole stockholder of More Law Group, P.C., a Chicago, Illinois law firm. During the fiscal year ended January 31, 2004, this law firm provided legal services to the Elgin, Illinois joint venture entity in which Mandalay is a 50% participant. Of the fees paid for these services, $36,346 was borne by Mandalay. Legal services were also provided by More Law Group to another joint venture which submitted a proposal to the Illinois Gaming Board for a license to operate another riverboat casino in Illinois. Of the fees paid for these services, $17,295 was borne by Mandalay. More Law Group also provided legal services directly to Mandalay during fiscal 2004 for which Mandalay paid legal fees in the amount of $1,258. More Law Group, P.C. has also provided legal services to the Elgin, Illinois joint venture during the current fiscal year and it is anticipated that it will do so in the future.

On October 20, 2003, a wholly owned subsidiary of Mandalay, as lessor, entered into a lease with Godt-Cleary, LLC, a Nevada limited liability company owned by Glenn W. Schaeffer, for the lease of 3,344 square feet of space at Mandalay Place for Godt-Cleary Gallery, a contemporary art gallery. The lease, which is for a term of ten years, provides for the payment to Mandalay of rent calculated based on a percentage of sales. The lessor has the right to terminate the lease after the second lease year if a specified sales volume is not achieved. The rent and other occupancy charges paid pursuant to the lease through January 31, 2004, totaled $48,737. During the year ended January 31, 2004, Mandalay purchased from Godt-Cleary Gallery art for THEhotel. The total purchase price paid for the art, including sales tax, framing and shipping, was $283,926. The price paid by Mandalay for the art, exclusive of sales tax, framing and shipping, was $238,344, compared with Godt-Cleary Gallery’s acquisition cost for the art of $207,033. The price Mandalay paid for each piece of art represented a discount of 8% to 10% from the retail value of the art verified by Mandalay’s internal auditor with each procuring art gallery. Each transaction, which was on terms management believes were at least as favorable to Mandalay as those that could have been obtained from an unrelated third party, was reviewed and approved by Mandalay’s Audit Committee. Glenn W. Schaeffer is the President, Chief Financial Officer and a director of Mandalay.

Report of the Board of Directors and the Compensation Committee on Executive Compensation

Introduction

The Compensation Committee of Mandalay’s Board of Directors (the “Committee”) was responsible for establishing the policies and procedures relating to the compensation of Mandalay’s executive officers for the fiscal year ended January 31, 2004 (“fiscal 2004”). The Committee also was responsible for decisions relating to the respective levels and forms of their compensation, including the awards made pursuant to Mandalay’s Executive Officers’ Bonus Plan and stock option plans, except as we have otherwise indicated in this report. The individuals who served on the Committee during fiscal 2004 were selected by Mandalay’s Board of Directors from those directors who are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The only individuals who served on the Committee or participated in its deliberations relating to executive compensation during fiscal 2004 were the Committee’s current members, William E. Bannen, M.D., Michael D. McKee and Rose McKinney-James, and Arthur H. Bilger, a former director of Mandalay. Neither Dr. Bannen, Mr. McKee, Ms. McKinney-James nor Mr. Bilger has ever been an officer or employee of Mandalay or any subsidiary of Mandalay.

Compensation Policies

The Committee’s principal objective is to promote growth in stockholder value through the establishment and implementation of compensation policies designed to attract, retain and motivate skilled and talented executives. The Committee’s review of the compensation of Mandalay’s executives and the actions taken by the Committee with respect to executive compensation in fiscal 2004 were guided by the following compensation policies:

•	To establish compensation programs designed to attract and retain highly qualified executives;

•	To provide motivation to Mandalay’s executives through compensation that is correlated to the performance of the individual and to the performance of Mandalay;

•	To compensate executives in a manner that rewards both current performance and longer-term performance; and

•	To provide executives with a financial interest in the success of Mandalay similar to the interests of Mandalay’s stockholders.

In pursuing these policies, the Committee believes that it is important to make a significant portion of the compensation of Mandalay’s executive officers dependent on performance. The Committee also believes it is appropriate over time to tie a portion of the compensation of these executive officers to the value of Mandalay’s common stock to more closely align their interests to the interests of the stockholders. Accordingly, in determining the compensation of Mandalay’s executive officers, the Committee considers three forms of compensation:

•	an annual salary;

•	an annual bonus (which may include a performance-based bonus under the annual bonus plan and/or a discretionary bonus which is based on the Committee’s subjective evaluation of the individual’s own performance or other factors); and

•	periodic grants of stock-based compensation (such as stock options and/or shares of restricted stock, which may be subject to performance-based vesting requirements), primarily to provide incentives for long-term retention and/or performance.

Fiscal 2004 Compensation

Consistent with the compensation policies of the Committee, the compensation of Mandalay’s executive officers for fiscal 2004 included a combination of salary and bonuses to reward short-term performance. To encourage and reward longer-term performance, our executives are also awarded stock options or restricted stock from time to time but, during fiscal 2004, no such awards were made to any of the executive officers.

The Committee fixed the fiscal 2004 salaries of Michael S. Ensign, Mandalay’s Chairman and Chief Executive Officer, William A. Richardson, Vice Chairman of Mandalay’s Board of Directors, and Glenn W. Schaeffer, Mandalay’s President and Chief Financial Officer. In reviewing and approving the base salaries of these executive officers, the Committee considered, to the extent available, the salaries for persons in comparable positions at comparable companies (primarily large, publicly held gaming companies), the individual’s experience, and a subjective assessment of the nature of the individual’s performance and contribution to Mandalay.

The compensation for each of the other named executive officers for fiscal 2004 was determined by Michael S. Ensign. In determining their compensation, Mr. Ensign considered, to the extent available, the compensation for persons in comparable positions at comparable companies (primarily large, publicly held gaming companies), the individual’s experience, and a subjective assessment of the nature of the individual’s performance and contribution to Mandalay. The total compensation thus determined is generally split equally between base salary and a target bonus (which is currently paid quarterly), though the amount of bonus actually paid is determined by Mr. Ensign on a quarterly basis based on his subjective evaluation of the executive without reference to any specific criteria.

The fiscal 2004 target bonus of each executive officer whose total cash compensation could exceed $1 million in fiscal 2004 (including Michael S. Ensign, who is discussed in greater detail under “Compensation of the Chief Executive Officer,” below) was fixed by the Committee at a level equal to his fiscal 2004 base salary. The bonus paid to each of these officers for fiscal 2004 was determined in part under Mandalay’s Executive Officers’ Bonus Plan, which was approved by stockholders on June 15, 2000 (the “Bonus Plan”) and in part at the discretion of the Committee. As determined by the Committee in April 2003, under the Bonus Plan, up to 150% of the target bonus of each executive officer covered by the Bonus Plan could be earned, with one-half based on the level of Mandalay’s cash flow margin for fiscal 2004 compared to the cash flow margins of a predetermined group of Mandalay’s competitors, based on publicly available information (the “cash flow measure of performance”), and one-half based on a comparison of Mandalay’s actual to targeted levels of net revenues for fiscal 2004 (the “net revenues measure of performance”).

Based on Mandalay’s performance during fiscal 2004, as measured by the cash flow measure of performance and the net revenues measure of performance, each of the executive officers eligible to receive a bonus under the Bonus Plan received a bonus equal to 105% of his target bonus.

Based on the Committee’s subjective evaluation of these executives’ respective responsibilities and performances during fiscal 2004 and a comparison of their fiscal 2004 compensation (in the form of salaries and bonuses under the Bonus Plan) to the compensation of the similarly situated executives at other large publicly owned gaming companies, the Committee awarded a discretionary bonus to each of the officers covered by the Bonus Plan in order to more closely align their compensation with their counterparts at comparable gaming companies.

In order to retain executives in the competitive environment in which Mandalay operates and to further motivate and encourage their long-term performance on behalf of stockholders, the Committee has from time to time awarded stock options to Mandalay’s executive officers, including the Chairman of the Board. During fiscal 2004, none of the executive officers was awarded stock options or any other form of stock-based compensation.

In arriving at its decision not to award stock-based compensation in fiscal 2004, the Committee considered, among other factors, the respective numbers and terms of the stock options then held by Mandalay’s executives. Mandalay’s past performance was not a factor in the Committee’s decision not to award stock-based compensation to its executive officers during fiscal 2004.

Compensation of the Chief Executive Officer

The compensation of Michael S. Ensign, Mandalay’s Chief Executive Officer who served in that capacity throughout fiscal 2004, consisted of a base salary and bonus which were determined by the Committee. In reviewing and approving Mr. Ensign’s base salary, the Committee considered, to the extent available, the salaries for persons in comparable positions at comparable companies (primarily large, publicly held gaming companies), his experience, and a subjective assessment of his performance and contribution to Mandalay.

Mr. Ensign’s target bonus for fiscal 2004 was fixed by the Committee at a level equal to his fiscal 2004 base salary. The bonus paid to Mr. Ensign for fiscal 2004 was determined in part under the Bonus Plan and in part at the discretion of the Committee. As determined by the Committee in April 2003, under the Bonus Plan, up to 150% of Mr. Ensign’s target bonus could be earned, with one-half based on the level of Mandalay’s cash flow margin for fiscal 2004 compared to the cash flow margins of a predetermined group of Mandalay’s competitors, based on publicly available information (the “cash flow measure of performance”), and one-half based on a comparison of Mandalay’s actual to targeted levels of net revenue for fiscal 2004 (the “net revenue measure of performance”). Based on Mandalay’s performance during fiscal 2004, as measured by the cash flow measure of performance and the net revenue measure of performance, Mr. Ensign received a bonus equal to 105% of his target bonus.

Based on the Committee’s subjective evaluation of Mr. Ensign’s responsibilities and performance during fiscal 2004 and a comparison of his fiscal 2004 compensation (in the form of his salary and his bonus under the Bonus Plan) to the compensation of the similarly situated executives at other large publicly owned gaming companies, the Committee awarded Mr. Ensign a discretionary bonus of $537,500 in order to more closely align his compensation with his counterparts at comparable gaming companies.

To encourage and reward Mr. Ensign’s long-term performance on behalf of Mandalay’s stockholders, the Committee has from time to time awarded him options to purchase shares of Mandalay common stock. During fiscal 2004, Mr. Ensign was awarded no stock options or other stock-based compensation. In arriving at this decision, the Committee considered, among other factors, the number and terms of the stock options then held by Mr. Ensign. Mandalay’s past performance was not a factor in the Committee’s decision.

Policy Regarding Deductibility of Compensation for Tax Purposes-Compliance with Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Performance-based compensation will not be subject to the deduction limitation if certain requirements set forth in the Code and applicable Treasury Regulations are met. The Committee’s policy is generally to structure the performance-based portion of the compensation for those executive officers whose compensation might be subject to the limitations of Code Section 162(m) so as to permit all of the performance-based compensation paid to those executives to be allowed as a deduction. To this end, the terms for the bonuses that might be paid to those officers whose fiscal 2004 compensation might be subject to the Section 162(m) limitation were established under the Bonus Plan to meet the requirements of Section 162(m). During the course of the Committee’s year-end review of fiscal 2004 relating to its certification of the bonuses payable under the Bonus Plan, the Committee concluded that those bonuses, when added to the salaries of the participants under the Bonus Plan, did not, in the Committee’s judgment, adequately compensate those executives. Accordingly, the

Committee awarded the discretionary bonuses described above, notwithstanding the fact that the discretionary bonuses to Messrs. Ensign and Richardson and a portion of Mr. Schaeffers discretionary bonus would not be deductible under Section 162(m). Of the compensation paid to Mandalay’s officers for fiscal 2004 approximately 83%, including approximately 75% of Mr. Ensign’s compensation, is fully deductible under Section 162(m) of the Code.

While we may choose to provide compensation that is not deductible in order to retain or to secure the services of key executives or when we determine that such action is appropriate to more closely align the compensation of Mandalay’s executives with their counterparts at comparable gaming companies, or if we otherwise determine that it is in the best interest of Mandalay to do so, we intend to continue to structure the compensation of Mandalay’s executives so that most of the compensation paid to them will be deductible for federal income tax purposes.

Compensation Committee William E. Bannen, Chairman Michael D. McKee Rose McKinney-James	Board of Directors Michael S. Ensign, Chairman William E. Bannen Jeffrey D. Benjamin Michael D. McKee Rose McKinney-James Donna B. More Harold J. Phillips William A. Richardson Glenn W. Schaeffer

Compensation Committee Interlocks and Insider Participation

The only individuals who served as members of Mandalay’s Compensation Committee during the fiscal year ended January 31, 2004 are the committee’s current members, William E. Bannen, Michael D. McKee and Rose McKinney-James, and Arthur H. Bilger, a former director of Mandalay. None of the current members of the Compensation Committee or Mr. Bilger is an officer or other employee, or former officer, of Mandalay or any subsidiary of Mandalay.

The only individual who served on the Board of Directors during the fiscal year ended January 31, 2004 and participated in the determination of the compensation of Mandalay’s executive officers for such fiscal year while also serving as an officer or employee of Mandalay was Michael S. Ensign. See “Report of the Board of Directors and the Compensation Committee on Executive Compensation.” Mr. Ensign served as Mandalay’s Chief Executive Officer and as its Chief Operating Officer for all of fiscal 2004. Glenn W. Schaeffer, who served as Mandalay’s President and Chief Financial Officer for all of fiscal 2004, and William A. Richardson, who served as Mandalay’s Vice Chairman of the Board for all of fiscal 2004, did not participate in deliberations concerning the compensation of Mandalay’s executive officers for fiscal 2004.

During the fiscal year ended January 31, 2004, certain of our subsidiaries provided services to Generation 2000 LLC, a Nevada limited liability company (“Generation 2000”) whose members are certain of the children and grandchildren of Michael S. Ensign and William A. Richardson, our Chairman of the Board and Vice Chairman of the Board, respectively. For such services, we were paid $27,680, representing our cost of providing the services. One of our joint venture entities sold to Generation 2000 used slot systems components for which the joint venture entity was paid a total of $157,146 representing a per unit price equal to the per unit price paid for similar used components acquired from an unrelated third party. The transactions were reviewed and approved by the Audit Committee of our Board of Directors.

Report of the Audit Committee

The Audit Committee oversees Mandalay’s financial reporting process on behalf of the Board of Directors. Each member of the Audit Committee, which acts pursuant to an Audit Committee Charter approved by Mandalay’s Board of Directors, qualifies as an “independent” director under the current listing standards of the New York Stock Exchange.

The Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare Mandalay’s financial statements, plan or conduct audits or determine that Mandalay’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Financial management (including the internal auditing function) of Mandalay is responsible for preparing the financial statements and maintaining internal controls and Mandalay’s independent auditor is responsible for the audit of the annual financial statements and rendering an opinion as to whether those statements were prepared in conformity with generally accepted accounting principles. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to Mandalay’s financial statements or any professional certification as to the outside auditor’s work.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Mandalay’s audited consolidated financial statements for the fiscal year ended January 31, 2004. The Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by

Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Mandalay’s financial statements. The Audit Committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from Mandalay and its related entities, and has discussed with Deloitte & Touche LLP their independence from Mandalay. The Audit Committee has also considered whether the performance of the nonaudit services performed for Mandalay by Deloitte & Touche LLP during the fiscal year ended January 31, 2004 is compatible with maintaining that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mandalay’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

Audit Committee

Harold J. Phillips, Chairman

William E. Bannen

Michael D. McKee

Comparative Stock Price Performance Graph

This graph compares the cumulative total return (assuming reinvestment of dividends) from January 31, 1999 to January 31, 2004 for (i) our common stock, (ii) the Dow Jones Industry Group (Casinos), which we refer to as the “Peer Group Index,” and (iii) the Standard & Poor’s 500 Composite Stock Index, which we refer to as the “S&P 500 Index.” The graph assumes the investment of $100 on January 31, 1999 in each of our common stock, the stocks comprising the Peer Group Index and the stocks comprising the S&P 500 Index.

Stock Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table shows how much of our common stock is beneficially owned by each person known to us to be the beneficial owner of more than 5% of Mandalay’s common stock. This information is as of May 10, 2004, unless we have indicated otherwise.

Name and Address	Number of Shares Beneficially Owned	Approximate Percentage of Class

Capital Research and Management Company	3,812,400(1)	5.65%
333 South Hope Street
Los Angeles, California 90071

Hotchkis and Wiley Capital Management, LLC	4,080,820(2)	6.05%
725 South Figueroa Street, 39th Floor
Los Angeles, California 90017-5439

Janus Capital Management LLC	5,470,290(3)	8.11%
100 Fillmore Street
Denver, Colorado 80206-4923

Marsico Capital Management, LLC	8,764,249(4)	12.99%
1200 17th Street
Denver, Colorado 80202

Mellon Financial Corporation	3,525,365(5)	5.23%
Mellon Trust of New England, National Association
Mellon Bank, N.A.
Mellon Trust of California
Dreyfus Investment Advisors, Inc.
Founders Asset Management LLC
Franklin Portfolio Associates LLC
Mellon Capital Management Corporation
Mellon Equity Associates, LLP
The Dreyfus Corporation
The Boston Company Asset Management, LLC
One Mellon Center
Pittsburgh, Pennsylvania 15258

(1)  This is the number of shares beneficially owned by Capital Research and Management Company, as reported in its Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2004. In such filing, sole dispositive power was reported as to all of the shares.

(2)  This is the number of shares beneficially owned by Hotchkis and Wiley Capital Management, LLC, as reported in its Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2004. In this filing, sole voting power was reported as to 3,232,270 of the shares and sole dispositive power was reported as to 3,951,070 of the shares.

(footnotes continued on next page)

(3)  This is the number of shares beneficially owned by Janus Capital Management LLC, as reported in its Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004. In such filing, sole voting and dispositive power was reported as to 5,411,590 shares and shared voting and dispositive power was reported as to 58,700 shares.

(4)  This is the number of shares beneficially owned by Marsico Capital Management, LLC, as reported in its Schedule 13G filed with the Securities and Exchange Commission on May 10, 2004. In this filing, sole voting power was reported as to 7,177,815 of the shares and sole dispositive power was reported as to all of the shares.

(5)  This is the number of shares beneficially owned by Mellon Financial Corporation and the other named entities (each identified as a direct or indirect subsidiary of Mellon Financial Corporation) in their Schedule 13G filed with the Securities and Exchange Commission on February 4, 2004. In such filing, sole voting power was reported as to 2,132,071, shared voting power was reported as to 391,842 shares, sole dispositive power was reported as to 3,058,279 shares and shared dispositive power was reported as to 394,032 shares.

Management

The following table shows how much of our common stock is beneficially owned by each director of Mandalay, each executive officer of Mandalay who is named in the Summary Compensation Table on page 17, and by all of Mandalay’s directors and executive officers as a group. The information in the table below is as of May 10, 2004. The “aggregate number of shares beneficially owned” listed in the second column includes the number of shares listed in the third column.

Name	Aggregate Number of Shares Beneficially Owned(1)	Right to Acquire Within 60 days (Number of Shares)	Approximate Percentage of Class

Michael S. Ensign	405,000	—	*

William A. Richardson	300,000	—	*

Glenn W. Schaeffer	364,395	—	*

Yvette E. Landau	40,526	—	*

Les Martin	27,344	—	*

William E. Bannen	10,050	6,000	*

Jeffrey D. Benjamin	—	—	*

Michael D. McKee	30,150	22,000	*

Rose McKinney-James	10,050	6,000	*

Donna B. More	26,050	22,000	*

Harold J. Phillips	4,050	—	*

All directors and executive officers	1,217,615	56,000	1.80
as a group (11 persons)

*  Less than one percent.

(1)  With the exception of Michael D. McKee, who shares with his wife the voting and dispositive power with respect to the shares he owns, the individuals and group named in the table have sole voting and investment power with respect to the shares they own.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based on our review of the copies of these reports and written representations received from reporting persons, we believe that all filings required to be made by the reporting persons for the period from February 1, 2003 through January 31, 2004 were made on a timely basis, other than one report filed by Arthur H. Bilger relating to his forfeiture of restricted stock upon his retirement from the board of directors.

General

Availability of Form 10-K and Annual Report to Stockholders

Rules of the Securities and Exchange Commission require us to provide our Annual Report to Stockholders for fiscal 2004 to each stockholder who receives this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 (not including documents incorporated by reference), are available without charge to stockholders upon written request to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: Chief Financial Officer.

Internet Website Access to Our Periodic Reports

Mandalay makes available, free of charge, through its Internet website (www.mandalayresortgroup.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission.

Stockholder Proposals

To be considered for inclusion in next year’s proxy statement, a stockholder proposal must be in writing and received by us no later than January 27, 2005. If a stockholder proposal to be considered at next year’s meeting, but not included in the proxy statement, is not received by us on or before April 12, 2005, the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. All proposals should be submitted in writing to Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attention: General Counsel.

Householding Information

The Securities and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While Mandalay does not utilize householding, some intermediaries may be “householding” our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the first page of this proxy statement to the attention of Investor Relations or call us at (702) 632-6820. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

A form of proxy is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

By Order of the Board of Directors

Michael S. Ensign

Chairman of the Board

Las Vegas, Nevada

May 21, 2004

Appendix A

Mandalay Resort Group

Audit Committee Charter

This Charter has been adopted by the Board of Directors (“Board”) of Mandalay Resort Group (the “Company”) to govern the Board’s Audit Committee (the “Audit Committee”), which shall have the authority, responsibility and specific powers described below.

Purpose

The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders relating to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company’s independent auditors, and (4) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee shall prepare the Audit Committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

The Board believes that the policies and procedures of the Audit Committee in carrying out its responsibilities should remain flexible, in order to permit the Audit Committee to best react to changing conditions and circumstances. The Audit Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The principal duties and responsibilities of the Audit Committee are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

Audit Committee Membership

The Audit Committee shall consist of the number of members fixed from time to time by the Board, but shall at all times consist of no fewer than three members. The Audit Committee and its Chairperson shall be appointed by the Board and any member of the Audit Committee may be removed by the Board. Each member of the Audit Committee shall be a member of the Board who meets the requirements for membership on the Audit Committee under applicable laws and regulations of governmental authorities and applicable rules of the New York Stock Exchange, the Pacific Exchange and/or any other stock exchanges where the Company’s securities are from time to time listed (collectively, “Applicable Requirements”).

Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. At least one member of the Audit Committee shall be designated by the Board as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K, unless the Board determines that there is no audit committee financial expert on the Audit Committee. The Board may presume that a member who is determined to be an audit committee financial expert has the accounting or related financial management expertise referred to in the preceding sentence.

Audit Committee Responsibilities

While the fundamental responsibility for the Company’s financial statements rests with management and the Company’s independent auditor, and while the internal and independent auditor are responsible for conducting audits, the Audit Committee shall have the following authority and responsibilities:

Independent Auditor

Appointment and Oversight. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of any registered accounting firm engaged for the purpose of preparing or issuing an audit report and performing other audit, review, or attest services for the Company (the “Independent Auditor”). The Independent Auditor shall report directly to the Audit Committee. The Audit Committee shall have a clear understanding with the Independent Auditor that it is ultimately accountable to the Audit Committee.

Pre-Approval of Non-Audit Services. The Audit Committee shall pre-approve all permitted non-audit services to be performed by the Independent Auditor and the fees for such service, and may establish policies and procedures for the engagement of the Independent Auditor to provide permitted non-audit services. The members of the Audit Committee may designate one of its members to authorize pre-approval of non-audit services to be provided by the Independent Auditors. Any such pre-approval by the designated Audit Committee member must be presented to the full Audit Committee at its next scheduled meeting.

Evaluation. The Audit Committee shall, no less than annually (including at the time it appoints the Independent Auditor), evaluate the Independent Auditor’s qualifications, performance, and independence. This evaluation shall include the review and evaluation of the experience and qualifications of the lead partner of the Independent Auditor firm. In making its evaluation, the Audit Committee shall take into account the opinions of management and the Company’s Internal Auditor. The Audit Committee shall report its findings to the Board.

Annual Report on Quality Control and Independence. The Audit Committee shall receive and review, at least annually, a report from the Independent Auditor relating to the firm’s independence and quality of its internal controls. This report shall describe (i) the Independent Auditor’s internal quality control procedures, (ii) any material issues raised by the most recent peer review or internal quality control review of the firm, (iii) any material issues raised by any governmental or professional authority in any inquiry or investigation, within the preceding five years, regarding any independent audit carried out by the firm, and (iv) any steps taken to deal with any issues raised in connection with clauses (ii) through (iii) above. Further, to assist the Audit Committee in assessing the firm’s independence, the report shall describe all relationships between the Independent Auditor and the Company (including any significant fees for any anticipated non audit services), including those required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Independent Auditor and Partner Rotation. The Audit Committee shall consider, at least annually, whether the Company should have a policy requiring a regular rotation of the Independent Auditor and report its findings to the Board. Further, the Audit Committee may establish a policy regarding the rotation of the lead partner and concurring and reviewing partners of the Independent Auditor in accordance with applicable SEC regulations.

Hiring Policy. The Audit Committee shall also set clear hiring policies regarding the Company’s hiring of current or former employees of the Independent Auditor.

Independent Auditor Plan. The Audit Committee shall review with the Independent Auditor and management the plan and scope of the Independent Auditor’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and the Independent Auditor’s compensation. The Audit Committee or sub-Audit Committee thereof shall also pre approve audit, non audit, and any other services to be provided by the Independent Auditor in accordance with such policies as may, from time to time, be adopted by the Audit Committee.

Audit Reports and Reviews. The Audit Committee shall, in consultation with management and the Independent Auditor, review the results of the annual financial audit and limited quarterly reviews of the Company’s financial statements, significant findings thereof, and any other matters required to be communicated by the independent auditors under Generally Accepted Auditing Standards, including, if applicable, the Independent Auditor’s summary of any significant accounting, auditing and internal control issues, along with questions, comments and recommendations and management’s corrective action plans, if applicable (i.e., the management or internal control letter).

In conjunction with its annual audit and its limited quarterly reviews of the Company’s financial statements, the Independent Auditor will review with the Audit Committee any problems or difficulties the Independent Auditor encountered in the course of its work, including any restrictions on the scope of the firm’s activities, its access to information, or any significant disagreements with management and management’s responses to such matters. Management shall notify the Audit Committee when it seeks a second opinion on a significant accounting issue. The Audit Committee shall be responsible for the resolution of any disagreements between management and the Independent Auditor regarding financial reporting.

Internal Audit

Internal Auditor. The Company’s internal audit function shall be managed by an Internal Auditor. The Audit Committee shall review and concur with management’s appointment, termination or replacement of the Internal Auditor.

Internal Audit Plan and Reports. The Audit Committee shall review the Company’s internal audit function, including the internal audit reporting relationships, and the internal audit plan. The Audit Committee shall also receive regular reports from the Internal Auditor regarding the status and results of the internal audits. The Audit Committee shall also discuss with the Internal Auditor, at least annually, the responsibilities, budget, and staffing of the Company’s internal audit function.

Financial Statements

Form 10-K. The Audit Committee shall review, in consultation with management and the Independent Auditor, the Company’s annual financial statements, the Independent Auditor’s report, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to be contained in the annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K) prior to the filing of the Form 10-K with the SEC. The Audit Committee shall be responsible for providing the Board with a recommendation as to the inclusion of the Company’s financial statements in the Form 10-K.

Form 10-Q. The Audit Committee shall review, in consultation with management and the Independent Auditor, the Company’s interim financial statements and, prior to filing each of the Company’s Quarterly Reports on Form 10-Q with the SEC, discuss the results of the period covered by the Report on Form 10-Q.

Scope of Review. In reviewing the Company’s Forms 10-Q and 10-K, the Audit Committee shall review with management and the Independent Auditor:

(i)	the certifications required to be made by management in relation to the filings, including regarding any significant deficiencies or weaknesses in the design or operation of the Company’s internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s system of internal control;

(ii)	major issues regarding the presentation of, and the clarity of the disclosure in, the Company’s financial statements;

(iii)	major issues regarding the Company’s accounting principles, including (1) significant changes in the Company’s selection or application of its accounting principles, (2) material questions of choice with respect to the appropriate accounting principles and practices used and to be used in the preparation of the Company’s financial statements, including judgments about the quality, not just acceptability, of accounting principles, and (3) the reasonableness of those significant judgments;

(iv)	significant regulatory and accounting initiatives, including material changes in, or adoptions of, accounting principles and disclosure practices and standards;

(v)	the effect of off-balance sheet structures on the Company’s financial statements;

(vi)	any analyses prepared by management or the Independent Auditor regarding the foregoing matters; and

(vii)	other communications regarding the results of the Independent Auditor’s audit or review, including any other matters required to be communicated to the Audit Committee by the Independent Auditor under Generally Accepted Auditing Standards.

Earnings Releases and Guidance

Review of Releases. The Audit Committee (or Audit Committee chairman) shall discuss with management and the Independent Auditor each of the Company’s earnings releases prior to its issuance.

Periodic Review. In addition, the Audit Committee shall periodically review and discuss with management and the Independent Auditor the type of presentation and information to be included in the Company’s earnings press releases (including, but not limited to, the use of “pro forma” and “adjusted non-GAAP information”), and earnings guidance provided to analysts and rating agencies.

Compliance, Internal Controls and Risk Management

Complaints Procedures. The Audit Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

Regulatory Action and Investigations. Unless otherwise determined by the Board, the Audit Committee (i) shall have the authority to oversee the Company’s response to regulatory actions, including investigations, involving financial, accounting, and financial internal control matters, and (ii) may investigate any matter within the scope of its responsibilities that it determines appropriate.

Internal Control. The Audit Committee shall review major issues as to the adequacy of the Company’s internal controls and any audit steps taken in light of material control deficiencies.

Risk Assessment. The Audit Committee shall discuss the Company’s major financial and other risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. In fulfilling this responsibility, the Audit Committee shall, no less than annually, receive a report from management regarding the manner in which the Company is assessing and managing the Company’s exposure to financial and other risks.

Audit Committee Meetings and Operations

Meeting Schedule. The Audit Committee shall approve its schedule of meetings and shall meet at least four times per year. The schedule of meetings shall include appropriate meetings to be held separately with representatives of the Independent Auditor, management and the internal auditor, including the meetings required by this Charter. The Audit Committee may also hold additional meetings at the direction of the Audit Committee Chairman or at the request of any other Audit Committee member. The Audit Committee may meet in person or by telephone conference call, and may act by unanimous written consent.

Agenda and Materials. The Audit Committee Chairman shall approve the agenda for the Audit Committee’s meetings, and any member may suggest items for the Audit Committee’s consideration. Briefing materials shall be provided to the Audit Committee as far in advance of a meeting as practicable.

Attendance at Meetings. The Audit Committee, at the discretion of the Audit Committee Chairman, may invite members of management to attend the Audit Committee’s meetings. All outside Directors who are not Audit Committee members shall be invited to attend Audit Committee meetings, provided that: (i) the Audit Committee shall meet without such other Directors during executive session, (ii) the Audit Committee Chairman may ask non-Audit Committee members to leave the meeting at any time, and (iii) such non-Audit Committee members may not vote on any actions considered by Audit Committee.

Executive Sessions. The Audit Committee shall hold an executive session at each regularly scheduled meeting. During the executive sessions, no non-Audit Committee member shall be present. As part of these executive sessions, the Audit Committee shall meet separately and privately with each of the following (i) management, (ii) the internal auditor, and (iii) representatives of the Independent Auditor.

Voting. A majority of the Audit Committee members shall constitute a quorum. Each Audit Committee member shall have one vote and actions at meetings may be approved by a majority of the members present.

Reporting to the Board. The Audit Committee shall keep minutes of each meeting, which minutes shall be approved by the Audit Committee at a subsequent meting and, as approved, be maintained as part of the permanent records of the Audit Committee. At the Board meeting following each Audit Committee meeting, the Audit Committee Chairman (or the Chairman’s designee) shall report to the full Board on the Audit Committee’s actions and recommendations. Among other things, these reports shall address any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor, and the performance of the internal audit function.

Other Audit Committee Responsibilities

The Audit Committee shall:

•	Review with management, the Company’s senior internal auditing executive and the independent auditor that the Company’s affiliated entities are in conformity with applicable legal requirements including disclosures of insider and affiliated party transactions.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements.

•	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

•	Perform any other activities consistent with this Charter, the Company’s by-laws, and Applicable Requirements, as the Audit Committee deems necessary or appropriate.

Annual Performance Evaluation

The Audit Committee shall annually review and evaluate its own performance and report to the Board the conclusion of the Audit Committee resulting from such review and evaluation.

Annual Charter Review

The Audit Committee shall review and reassess the adequacy of this Audit Committee Charter annually and submit it to the Board for approval.

Committee Resources

The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and in fulfilling its responsibilities, it shall have direct access to the Company’s independent auditors and internal auditors, as well as any officer, employee, representatives or consultants of the Company. The Audit Committee shall have the authority to engage and determine funding for such independent professional advisers and counsel as the Audit Committee determines are appropriate to carry out its functions hereunder.

The Company shall provide appropriate funding to the Audit Committee, as determined by the Audit Committee, for payment of (i) compensation to the independent accountants for services approved by the Audit Committee, (ii) compensation to any outside advisers retained by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Limitation of the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Website

This Charter shall be posted on the Company’s website, and the Company’s annual report to stockholders shall include a statement to the effect that this Charter is available on the Company’s website and that the information is available in print to any stockholder who requests it.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

<    DETACH AND RETAIN THIS ADMISSION TICKET    <

ADMISSION TICKET

MANDALAY RESORT GROUP

2004 Annual Meeting

Tuesday, July 6, 2004

10:30 A.M., Las Vegas time

STOCKHOLDER NAME(S):

(PLEASE PRINT)

STOCKHOLDER ADDRESS:

If you plan to attend the Annual Meeting of Stockholders, please so indicate by marking the appropriate box on your proxy card. The meeting will be held in the Islander Ballroom at Mandalay Bay Resort & Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada. Space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:30 A.M., Las Vegas time. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of May 10, 2004. You are cordially invited to attend a brunch, which will be held in the Islander Ballroom, beginning at 8:30 A.M., Las Vegas time.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

<    DETACH AND RETAIN THIS ADMISSION TICKET    <

ADMISSION TICKET

2004 Annual Meeting

of

MANDALAY RESORT GROUP

Agenda

1.	To elect three directors;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors to examine and report on the Company’s financial statements for the fiscal year ending January 31, 2005; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

(See Reverse Side)

ADMISSION TICKET

2004 Annual Meeting

Tuesday, July 6, 2004

10:30 A.M., Las Vegas time

If you plan to attend the Annual Meeting of Stockholders, please so indicate by marking the appropriate box on the attached proxy card. The meeting will be held in the Islander Ballroom at Mandalay Bay Resort & Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada. Space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:30 A.M., Las Vegas time. “Street name” holders will need to bring a copy of a brokerage statement reflecting stock ownership as of May 10, 2004. You are cordially invited to attend a brunch, which will be held in the Islander Ballroom, beginning at 8:30 A.M., Las Vegas time.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

Mandalay Resort Group 3950 Las Vegas Boulevard South Las Vegas, Nevada	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MANDALAY RESORT GROUP.

The undersigned, a stockholder of Mandalay Resort Group (the “Company”), a Nevada corporation, hereby appoints Michael S. Ensign and Yvette E. Landau, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held in the Islander Ballroom at Mandalay Bay Resort & Casino, 3950 Las Vegas Boulevard South, Las Vegas, Nevada, on Tuesday, July 6, 2004 at 10:30 A.M., Las Vegas time, or at any adjournment or adjournments thereof, with respect to all shares of the Company’s Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the matters shown on the reverse side.

This proxy when properly executed will be voted as specified on the reverse side. If no specification is made, this proxy will be voted FOR each nominee for director named on the reverse side and FOR ratification of the appointment of Deloitte & Touche LLP.

See reverse for voting instructions.

Agenda for 2004 Annual Meeting

1.	To elect three directors;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors to examine and report on the financial statements for the fiscal year ending January 31, 2005; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Mandalay Resort Group, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Each Nominee Listed Below and FOR Proposal 2.

1. Election of three directors:	01 William E. Bannen, M.D.	☐ Vote FOR		☐ Vote WITHHELD
	02 Jeffrey D. Benjamin	all nominees		from all nominees
	03 Rose McKinney-James	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors to examine and report on the Company’s financial statements for the fiscal year ending January 31, 2005.		☐ For	☐	Against	☐ Abstain

3. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE LISTED ABOVE AND FOR PROPOSAL 2.

Address Change? Mark Box ☐ Indicate changes below:	I/we plan to attend the Annual Meeting ☐	Date __________________

Signature(s) in Box

Please sign exactly as your name(s) appears on

Proxy. If held in joint tenancy, all persons must

sign. Trustees, administrators, etc., should

include title and authority. Corporations should

provide full name of corporation and title of

authorized officer signing the proxy.